Exhibit 10.36
PURCHASE AGREEMENT
This Purchase Agreement (“Agreement”) is dated as of the 8th day of November, 2005 between Global Energy Group, Inc., a Delaware corporation (“Company”) and Bear Hug, L.L.C., a Texas limited liability company and CND, L.L.C., an Oklahoma limited liability company (the “Sellers”).
WHEREAS, the Sellers desire to sell to the Company, and the Company desires to purchase from the Sellers, that certain exclusive license right to distribute lighting products in conjunction with the Company’s HVAC products (the “License”) on the terms and subject to the conditions set forth below.
NOW, THEREFORE, the parties hereby agree as follows:
1. Subscription. Upon the terms and subject to the conditions set forth in this Agreement, and based on the representations, warranties, covenants and agreements of the Company contained in this Agreement, the Company hereby irrevocably subscribes for and agrees to purchase the License from the Sellers.
2. Sale and Purchase. Upon the terms and subject to the conditions set forth in this, and based on the representations, warranties, covenants and agreements of the Company contained in this Agreement, but only upon execution of this Agreement by the Sellers, the Sellers agree to sell to the Company the License in exchange for a note to each Seller in an amount of $500,000 and in substantially the form attached as Exhibit A (the “Notes”).
3. Closing.
     (a) The closing (“Closing”) hereunder with respect to the issuance of the Notes shall take place at the offices of the Sellers on the same day as the execution of this Agreement by the Company and the Sellers, or at such other time and place as may be mutually agreed.
     (b) Delivery of the License will be made to the Company against receipt by the Sellers at the Closing of the Notes.
4. Representations and Warranties of the Sellers. The Sellers hereby represents and warrants to the Company as follows:
     4.1 Organization. The Sellers are limited liability companies duly organized, validly existing and in good standing under the laws of their formation and have all requisite corporate power and authority to own and lease their properties, to carry on their business as presently conducted as proposed to be conducted and will agree to the transactions contemplated hereby.
     4.2 Authority. The Sellers have all requisite power and authority to enter into this Agreement and perform Sellers’ obligations hereunder. The execution, delivery and performance by the Sellers of this Agreement have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Sellers and is a legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms (except as enforceability may be limited by laws of bankruptcy or insolvency and general equitable principles).
     4.3 No Conflicts. The execution, delivery and performance by the Sellers of this Agreement will not violate any law, statute, rule, regulation, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Sellers, or conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any encumbrance upon any of the properties or assets of the Sellers pursuant to, the Articles of Incorporation or Bylaws of the Sellers or any note, indenture, mortgage, lease agreement or other agreement, contract or instrument to which the Sellers is a party or by which it or any of its property bound or affected.
     4.4 Approvals. Except for the filing of any notice subsequent to the Closing as may be required under applicable securities laws, no permit, authorization, notice, consent or approval is required in connection with the execution, delivery or performance of this Agreement by the Sellers.
5. Representations and Warranties of the Company. The Company represents and warrants to the Sellers as follows:
     5.1 Authority. The Company has all requisite power and authority to enter into this Agreement and perform the Company’s obligations hereunder. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary action, corporate, partnership, or otherwise, on the part of the Company. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except as enforceability may be limited by laws of bankruptcy or insolvency and general equitable principles).
     5.2 No Conflicts. The execution, delivery and performance of this Agreement by the Company will not conflict with or result in the breach of any term or provision of, or violate or constitute a default under or impose a lien or security interest pursuant to, any charter provision, bylaw, partnership agreement or similar organizational document of the Company, or under any agreement, instrument, order, judgment, decree, law or regulation to which the Company is a party or by which the Company is in any way bound or obligated.
     5.3 Approvals. No permit, authorization, notice, consent or approval is required in connection with the execution, delivery or performance by the Company of this Agreement.
6. Parties in Interest. This Agreement shall bind and inure to the benefit of the Sellers and the Company and their respective successors and assigns. The Company may not assign any right or obligation hereunder without the prior written approval of the Sellers.

7. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties with respect thereto.
8. Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, to the addresses set forth on the signature page hereto, or to such other address as the party to whom notice is to be given may have furnished to the other in writing in accordance with the provisions of this Section 7. Any such notice or communication shall be deemed to have been received: (i) in the case of personal delivery on the date of such delivery; (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent; and (iii) if by registered or certified mail, on the third business day following the date postmarked.
9. Amendments. This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement by the party against whom enforcement of the modification or amendment is sought.
10. Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts shall constitute one agreement.
11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma (without giving effect to principles of conflicts of laws).
     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

Global Energy Group, Inc.

By:

Name:	John R. Bailey
Title:	Chief Financial Officer

Bear Hug, L.L.C.		CND, L.L.C.

By:		By:

Name:	David E. Webb	Name:	James Majewski
Title:	Managing Member	Title:	CEO & President

EXHIBIT A
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE SECURITIES LAWS, OR A DETERMINATION SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER APPLICABLE LAW.
PROMISSORY NOTE

$500,000	November 8, 2005
     FOR VALUE RECEIVED, GLOBAL ENERGY GROUP, INC., a Delaware corporation (“Maker”), promises to pay to the order of,                                         (“Holder”), an Texas limited liability company, or assigns, the sum of FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($500,000.00) together with interest on the outstanding principal balance remaining unpaid from time to time until paid at eight percent (8%) per annum.
1. PAYMENTS. The then unpaid principal amount of this Note, together with all accrued and unpaid interest, shall be due and payable in full on September 30, 2015 (the “Maturity Date”).
2. APPLICATION OF PAYMENTS. All payments shall apply first to accrued interest and the remainder, if any, to reduction of principal as permitted herein.
3. REQUIRED PAYMENTS. Prior to the Maturity Date, Maker shall be required to make annual payments to Holder on December 31st of each year (the “Annual Payment Dates”) of the amount of gross profit multiplied by twenty-five percent (25%). For the purposes of this Note, gross profit is defined as the difference between the sales prices (less any returns and discounts) of the Maker’s lighting products less the cost of goods sold of such products. Such required payments in no way relate to any sales by the Maker other than those of its lighting products.
4. NO CONVERSION RIGHT. This Note is not convertible and does not confer upon Holder, as such, any right whatsoever as a shareholder of Maker.
5. EVENTS OF DEFAULT. The occurrence of any events or conditions described in this Section shall constitute an Event of Default hereunder:

     a. Maker shall fail to make any payments of principal of or interest on any amount due hereunder when due.
     b. Maker shall default in connection with any agreement for borrowed money or other credit with any creditor other than Holder which entitles said creditor to accelerate the maturity thereof and such default is not cured within the grace period provided thereunder or within 10 business days after such default, whichever is later; provided, however, that for such purposes, the default shall be deemed to occur on the date the default event occurs without taking into account any grace period provided in such other agreement or credit arrangement.
     c. Maker shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; Maker shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Maker shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Maker for all or a substantial part of its property; Maker shall make an assignment for the benefit of creditors; or Maker shall be unable or shall fail to pay its debts generally as such debts become due, or Maker shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.
     d. There shall have been filed against Maker an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing; Maker shall suffer the involuntary appointment of a receiver, custodian or trustee of Maker or for all or a substantial part of its property or an action for such appointment shall be commenced against Maker; or Maker shall suffer the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Maker or an action seeking the issuance of such a warrant, execution or similar process shall be commenced against Maker.
     e. One or more judgments or decrees shall be entered against Maker involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more and the same is not stayed, fully bonded off or cured within ten (10) days thereafter.
6. ACCELERATION. Upon the occurrence of any Event of Default (as defined herein) the whole indebtedness (including principal and accrued interest) remaining unpaid, shall, at the option of Holder, become immediately due, payable, and collectible.
7. NO WAIVER BY HOLDER. No delay or failure on the part of Holder in exercising any power or right under this Note shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude further exercise of that power or right. The rights and remedies specified in this Note are cumulative and not exclusive of any right or remedies that Holder may otherwise possess.
8. WAIVER OF PRESENTMENT, COLLECTION COSTS, ETC. Maker waives presentment for payment, protest, notice of dishonor or default and notice of protest and nonpayment of this Note. Should it become necessary to collect this Note through an attorney, by legal proceedings, or otherwise, Maker promises to pay all costs of collection, including costs incurred in connection with probate proceedings or bankruptcy or other creditors’ rights proceedings. Such costs of collection shall in all cases include the reasonable fees and disbursements of attorneys, paralegals or other legal advisors, whether prior to or at trial, or in appellate proceedings.
9. ASSIGNMENT. The provisions of this Note bind, and are for the benefit of, the respective successors and assigns of Holder, jointly and severally. This Note may not be assigned by Maker without the written consent of Holder.
10. NOTICES. All notices, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one day after it is sent, if sent by recognized expedited delivery service; and five days after it is sent, if mailed, first class mail, postage prepaid and telecopies simultaneous with such mailing. In each case notice shall be sent to the address set forth in the books and records of Maker or to such other address as such party shall have specified by notice in writing to the other parties.
11. APPLICATION OF TEXAS LAW. This Note, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Oklahoma.
12. NO SECURITY. This Note is not secured.
     IN WITNESS WHEREOF, Maker has executed and delivered this Note the date stated above.

By:

Name:

Its: